SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report April 10, 1998
                        (Date of earliest event reported)

                        HOSPITAL STAFFING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                   1-11131             59-2150637
  (State or other jurisdiction     (Commission         (I.R.S. Employer
       of incorporation)           File Number)      Identification Number)

                      6245 North Federal Highway, Suite 500
                       Fort Lauderdale, Florida 33308-1900
                    (Address of principal executive offices)

                                 (954) 771-0500
               Registrant's telephone number, including area code











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                HOSPITAL STAFFING SERVICES, INC. AND SUBSIDIARIES
                                    FORM 8-K
                              ITEM 5. Other Events


On April 10, 1998, the Company appointed Steve Martin as Vice President of Finance and Chief Financial Officer. Steve Martin brings to the Company over twenty years of in-depth experience in finance and operations with both public and private organizations. Mr. Martin's areas of expertise include capital acquisition, growth planning, operations management and strategic planning, primarily in health care, high-tech, service and manufacturing environments. Mr. Martin's health care experience includes working with companies such as Lutheran General Hospitals, Paragon Home Care and Care One. Combined with other industry experience, he has held such positions as Group Controller, Director of Financial Planning, Vice President of Operations, Chief Financial Officer and Senior Vice President for Marketing and Venture Development. In these past positions, Mr. Martin has gained considerable experience in board representation; private and public fund raising and capital acquisition; financial planning and reporting; work-outs; business dissolution; audit, legal and public reporting; budgeting; new businesses development; and product life-cycle projection.

On April 17, 1998 Mr. Martin was elected to the Board of Directors of the Company. Thereafter, his appointment as Vice President of Finance and Chief Financial Officer was ratified by all in attendance.









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                                   SIGNATURES
                                  May 13, 1998


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


HOSPITAL STAFFING SERVICES, INC.


By:  /s/Bobby Shields                    Bobby Shields, Chief Executive Officer
                                         interim Chief Financial Officer
                                         (principal financial officer)
                                         Date: May 13, 1998